Exhibit 10.3

LEASE

This Agreement of Lease dated this 7th day of October, 2003 by and between Squaw Creek Properties, Inc., hereinafter called “LANDLORD” and TBG, Inc., an Ohio corporation, hereinafter called “TENANT”;

1. DEMISED PREMISES:

In consideration of the rents, covenants and agreements herein reserved and contained on the part of TENANT, to be paid, performed and observed, LANDLORD does hereby demise and lease to TENANT the real property with improvements thereon more particularly described in Exhibit A attached hereto and incorporated herein by reference (hereinafter sometimes called the “Realty” or the “Demised Premises”) together with all fixtures, furnishings, machinery, equipment and other personal property used in the operation and maintenance of the Realty (the “Personalty” and together with the Realty, the “Facilities”), as the same may be improved throughout the Term.

2. TERM:

2.01. The initial term of this Lease shall be for a period of ten (10) consecutive Lease Years commencing on November 1, 2003 (“Commencement Date”) and ending on October 31, 2013 (the “Initial Term”). Lease Year shall mean a period of twelve (12) consecutive calendar months during the Term from November 1st until the following October 31st. Notwithstanding the foregoing, TENANT shall have the right to access the Facilities prior to the Commencement Date, with reasonable notice to and approval of LANDLORD, for the purpose of preparing for the Commencement Date and other actions reasonably necessary for the smooth transition of operations on the Commencement Date and/or for commencement of Required Improvements.

2.02. The Initial Term of this Lease shall automatically be extended for up to four (4) consecutive option periods of ten (10) years each (“Extension Term(s)”), unless TENANT shall, by written notice to LANDLORD, 360 or more days before the end of the Initial Term or Extension Term, as the case may be, elect to terminate this Lease upon the expiration of the then expiring term. The Initial Term and any applicable Extension Term(s) are hereinafter sometimes referred to as the “Term.”

3. RENT:

3.01. From and after the Commencement Date TENANT covenants and agrees to pay to LANDLORD, without demand, as rent for the Facilities during the Initial Term and each Extension Term (hereinafter sometimes called “Rent”) the sum of Fifteen Thousand and 00/100 Dollars ($15,000.00) per Lease Year.

4. TAXES AND ASSESSMENTS:

4.01. In addition to the Rent payable hereunder, TENANT shall, at all times during the Term, pay and discharge, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all taxes, assessments, water and sewer rents, and other governmental levies and charges of any kind or nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, and each and every installment thereof, which at any time during the Term may be assessed, levied, confirmed or imposed upon, or become a lien on, or arise in connection with the use, occupancy or possession of the Demised Premises, buildings or improvements thereon, or any part thereof or any appurtenance thereto (as initially constructed or as the same may at any time thereafter be enlarged or reduced), all of which may be hereafter called “Impositions,” provided, however that when a part of a fiscal period of any Imposition is included within the Term, and a part thereof is included in a period of time before the beginning of or after the termination of this Lease, the amount of any tax, assessment, or governmental charge relating to such fiscal period shall be adjusted between LANDLORD and TENANT as of the date of the beginning of the Lease or of such termination, as the case may be, so that TENANT shall bear the cost only for that portion thereof which that part of such period which is included within the Term of this Lease bears to the entire such period. If LANDLORD shall have the right to elect to pay any assessment in installments, Impositions for any tax year shall include only the lowest of such installments as LANDLORD may have elected together with interest thereon accrued by law as the result of the election.

4.02. TENANT shall have the right, before any tax, assessment or other governmental charge required under Section 4.01 to be paid by TENANT shall become delinquent, to contest or review by appropriate administrative or legal proceedings, diligently conducted in good faith, in the name of TENANT or LANDLORD or both, at TENANT’S sole cost and expense, the amount or validity thereof and the validity of any legislative or administrative action or rule requiring the payment thereof. If the payment of any such tax, assessment or other governmental charge may legally be held in abeyance without the incurring of any lien, charge or liability of any kind against the fee of the Demised Premises, and without subjecting TENANT or LANDLORD to any liability, TENANT may postpone payment thereof until the final determination of any such proceedings, anything herein to the contrary notwithstanding.

4.03. Nothing herein shall require TENANT to pay any franchise, personal property (except as otherwise provided in Section 4.05), estate, inheritance, succession, capital levy or transfer tax of LANDLORD, or any income or excess profits, or revenue tax or any other tax, assessment, charge, or levy upon the Rent paid or payable under this Lease (except as otherwise provided in Section 4.06).

4.04. TENANT shall furnish to LANDLORD upon request, evidence of the payment of any of the items required to be paid by any of the provisions of this Article 4.

4.05. TENANT agrees to pay during the Term, prior to delinquency, any and all taxes and assessments levied or assessed during the Term upon or against: i) all furniture,

fixtures and equipment or other personal property used by TENANT and installed or located within the Demised Premises or Facilities; and ii) all alterations, additions, betterments or Improvements of whatsoever kind or nature, made by TENANT to the Facilities as the same may be separately levied, taxed and assessed against or imposed directly upon TENANT or LANDLORD by the taxing authorities.

4.06. If at any time during the Term the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of, or as a substitute for the whole or any part of, the Impositions (for which TENANT is obligated under this Section 4) now levied, assessed or imposed there shall be levied, assessed or imposed: i) a tax on the rents received from such real estate; or ii) a license fee measured by the rents receivable by LANDLORD for the Demised Premises or any portion thereof; or iii) a tax or license imposed upon LANDLORD which is otherwise measured by or based in whole or in part upon the Demised Premises or any portion thereof or the gross receipts therefrom, then TENANT shall indemnify LANDLORD against the after-tax effect on LANDLORD.

4.07 LANDLORD shall pay all corporate franchise taxes related to its corporate existence.

5. UTILITIES:

5.01. In addition to the Rent payable hereunder, TENANT shall, at its sole cost and expense, pay or cause to be paid all charges for gas, water, sewer, electricity, telephone or other service or services furnished to the Demised Premises, Facilities or to TENANT during the term of this Lease. When a part of any period in which such service is furnished is included within the Term of this Lease and a part thereof is included in a period of time before the beginning of, or after the termination of this Lease, the charges relating to such period shall be adjusted between LANDLORD and TENANT as of the date of the beginning of the Lease or of such termination, so that TENANT shall pay only for that portion thereof which that part of such period which is included within the Term of this Lease bears to the entire such period. Upon the Commencement Date TENANT shall take all reasonable steps necessary to transfer all Utilities into its own name, and LANDLORD shall cooperate with TENANT. LANDLORD makes no representations about the condition or availability of utility services for the Demised Premises and LANDLORD shall not be liable in damages, or otherwise, if the furnishing of any utility service or other service to the Demised Premises shall be interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, shortage of supply, governmental regulation or request, including, without limitation, energy conservation measures, or by any causes, and such interruption or impairment shall not be construed as an eviction or disturbance of possession nor constitute an abatement of any of the rents payable under this Lease.

6. CONDITION OF DEMISED PREMISES:

6.01. LANDLORD shall deliver the Facilities to TENANT in their “as is” condition on the Commencement Date without any warranties or obligations as to the condition or repair of the same.

6.02. TENANT hereby accepts the Facilities in their present as-is condition existing as of the Commencement Date or the date that TENANT takes possession of the Facilities, whichever is earlier, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Demised Premises, and any contracts or covenants, easements or restrictions of record set forth in Exhibit C, attached hereto and incorporated herein. TENANT acknowledges that LANDLORD has not made any representation or warranty as to the condition of the Facilities or any part thereof or the present or future suitability of the Facilities for the conduct of TENANT’S business. TENANT acknowledges that it has had an opportunity to inspect the Facilities.

7. MAINTENANCE AND REPAIRS:

7.01. In addition to the Rent payable hereunder, during the Term, at its sole cost and expense, TENANT shall maintain the Demised Premises and Facilities and all parts thereof and make repairs thereto and replacements thereof, so that the Demised Premises and Facilities shall remain in good repair and operating condition, ordinary wear and tear excepted. All repairs and replacements shall be according to standards and methods and with materials which are consistent with the better private golf or country clubs in the Mahoning and Trumbull County areas, as the same may exist form time-to-time (referred to herein as “Better Private Golf Clubs”).

7.02. TENANT shall put, keep and maintain all portions of the Demised Premises and Facilities in a clean and orderly condition free of dirt, rubbish and unlawful obstructions and maintain same in good order consistent with the operation of the Better Private Golf Clubs.

7.03. LANDLORD shall not be required to furnish any services or facilities to make any repairs to or replacements or alterations of the Facilities.

7.04. Any replacement to any of the Facilities and any repairs to any of the Facilities required to be capitalized under generally accepted accounting principles shall constitute Improvements and shall be applied toward the satisfaction of TENANT’S improvement obligations under this Lease. Except as otherwise provided in Section 11 with respect to a condemnation or as a result of a Default by LANDLORD, the Facilities and all Improvements thereon shall, upon the expiration or sooner termination of this Lease, be the sole and exclusive property of LANDLORD.

7.05. LANDLORD acknowledges that TENANT shall have the right to utilize LANDLORD’S golf course maintenance equipment, dining and kitchen equipment and other personal property within the Facilities without any obligation to repair or replace the specific equipment or personal property; provided, however, that TENANT shall at all times comply with its obligation to maintain and operate the Facilities in a manner consistent with the operation of Better Private Golf Clubs. TENANT shall have the right to use and dispose of in the ordinary course of business, through sale or otherwise, the Personalty and the right to the proceeds thereof; subject, however, at all times to its obligation to maintain and operate the Facilities in a manner consistent with the operation of Better Private Golf Clubs.

8. ADDITIONS, ALTERATIONS AND IMPROVEMENTS:

Subject to the provisions of Section 9, Exhibit B and Article 21 hereof, TENANT shall have the right to make any and all Improvements to the Facilities as determined by TENANT; provided that TENANT shall comply with all applicable laws with respect to the same. To the extent reasonably possible such Improvements will be made outside of the golf season, or if during the golf season, in a manner that minimizes disruption of the golf activities at the Facilities. LANDLORD agrees that such Improvements may include without limitation, earth moving, removal and/or planting of trees, installation of bunkers and water hazards and modifications to fairways, tees and greens.

TENANT acknowledges that LANDLORD has an existing contract with the Ladies Professional Golf Association (“LPGA”) for the hosting of a professional tournament and agrees to abide by the terms of that contract.

9. REQUIRED IMPROVEMENTS

9.01 In addition to TENANT’s other obligations hereunder, from and after the Commencement Date TENANT covenants and agrees to make Improvements (as hereinafter defined) to the Facilities in the manner provided in Section 9.02 during the Initial Term, and during each Extension Term (if any), in an amount equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (hereinafter sometimes called “Required Improvements”). The Required Improvements shall be made in annual increments of at least (except as otherwise provided in this Section 9) of One Hundred Fifty Thousand and 00/100

Dollars ($150,000.00). Neither amounts expended for Required Improvements under this Lease nor any other Improvements of Tenant shall (for any purposes) be considered payments of Rent. All of such Improvements, whether Required Improvements, Initial Improvements or otherwise, shall automatically become the property of LANDLORD upon the expiration or earlier termination of this Lease without further act or action by either party. Notwithstanding the foregoing or anything to the contrary in this Lease to the contrary, TENANT shall be entitled to retain and remove from the Facilities or Demised Premises any of its personal property relating to the two residential dwellings on the Demised Premises that was not a Required Improvement..

9.02. Except as otherwise provided in Section 9.04, the Required Improvements shall be in the form of (i) replacements, improvements (including excavation and/or demolition), alterations, additions, modifications, repairs, redecoration, and/or re-landscaping of or to the Facilities or (ii) equipment, fixtures, furniture and furnishings dedicated to the Facilities, but only to the extent, in the case of both (i) and (ii) above, they are traditionally capitalized under generally accepted accounting principles to property, plant and/or equipment on the balance sheet of TENANT (“Improvements”). Notwithstanding the foregoing, in no event shall Required Improvements include any Improvements to the two residential dwellings on the Demised Premises.

9.03. TENANT shall, in a good and workmanlike manner and in accordance with all laws, rules and regulations, construct the Improvements described on Exhibit B attached hereto and incorporated herein (the “Initial Improvements”) as soon as reasonably practicable after the Commencement Date taking into consideration: i) weather, ii) previously scheduled club events, iii) the availability of contractors and materials, iv) commitments under the LPGA contract, and v) events of Force Majeure. TENANT shall complete the Initial Improvements to the Facilities as soon as practicable after the Commencement Date notwithstanding the fact that the cost of the Initial Improvements may exceed the Required Improvements for the Lease Year(s) in which the Initial Improvements are completed; any such excess to be treated as Carry-Forward Improvements as provided in Section 9.04. Subject to the considerations identified in items i) through v) above, the parties intend that the Initial Improvements will be completed within the first two years of the Lease.

9.04. TENANT shall keep accurate and detailed records of all Required Improvements that it has made to the Facilities and shall provide LANDLORD, sixty (60) days following the end of each Lease Year, with an annual summary of the Required Improvements made and the cost of the Required Improvements during the previous year (the “Required Improvement Summary”) and otherwise shall provide such information as is reasonably requested by LANDLORD supporting TENANT’S application of the cost of the Required Improvements toward its obligations in this Section 9. LANDLORD shall have the right, at its own cost and expense at any time within one (1) year of receipt of TENANT’s Required Improvement Summary, to cause an audit to be made by an independent accountant of the books and records of TENANT relating to the Required Improvements. The Required Improvement Summary provided to LANDLORD will be final and binding upon LANDLORD unless the same is objected to by LANDLORD, in writing, within one (1) year after receipt. Amounts expended by TENANT for Required Improvements in any Lease Year in excess of Required Improvements for such Lease Year shall be carried forward and applied so as to reduce the Required Improvements balance of the then current Term and any Extension Term (whether exercised or not) unless otherwise directed by TENANT (“Carry-Forward Improvements”), provided, however, that notwithstanding any application of such Carry-Forward Improvements, all Improvements (Required Improvements, Initial Improvements, Carry-Forward Improvements or otherwise) shall, upon the expiration or sooner termination of this Lease, be the sole and exclusive property of LANDLORD without further action by either party. Notwithstanding the foregoing or anything to the contrary in this Lease to the contrary, TENANT shall be entitled to retain and remove from the Facilities or Demised Premises any of its personal property relating to the two residential dwellings on the Demised Premises that was not a Required Improvement.. Except as otherwise provided in Section 11 with respect to Condemnation or as a result of a termination of the Lease due to a Default by LANDLORD, TENANT shall not be entitled to any refund or other return of any amounts expended as Required Improvements at the expiration of the Term or for an unexercised Extension Term or upon the earlier termination of this Lease.

9.05. In the event that any Required Improvement shall require work and/or expenditures over a period of time that includes multiple Lease Years (a “Multi-year Project”), TENANT shall be entitled to satisfy its Required Improvement obligation for a particular year in a subsequent year provided that TENANT (i) provides LANDLORD advance written notice of its intentions to do so, (ii) provides LANDLORD with such information regarding the Multi-year Project as LANDLORD may reasonably request and (iii) commences the Multi-year Project during the current year and diligently proceeds to complete such Multi-year Project in accordance with the information provided pursuant to item (ii) above.

10. INSURANCE - DESTRUCTION OF PREMISES:

10.01. In addition to the Rent payable hereunder, TENANT shall insure and/or keep insured during the Term the Facilities and all Improvements and additions thereto, and all items of TENANT’S personal property against loss or damage by fire and such other casualties and events as may be procurable on a commercially reasonable basis now or hereafter under special extended coverage in an amount equal to one hundred percent (100%) of the full replacement cost thereof. Such policy shall not contain a deductible in excess of the deductible carried by TENANT’s affiliate on Avalon Lakes Golf Club. The insurance shall contain a waiver of subrogation releasing LANDLORD from liability and claims arising from or caused by any hazard covered by such insurance.

10.02. TENANT agrees to maintain commercial general liability insurance during the Term hereof, naming the LANDLORD as an additional insured, with limits of not less than $3,000,000.00 for bodily injury, including death and personal injury, for any one occurrence, and not less than $500,000.00 for property damage, or, in lieu of the foregoing minimum limits, combined single limit insurance coverage of $3,000,000.00. The insurance shall include contractual liability coverage and products and completed operations liability coverage and shall not contain a deductible in excess of the deductible carried by TENANT’s affiliate on Avalon Lakes Golf Club. Such coverages may be provided by multiple policies of insurance.

10.03. TENANT shall also procure and maintain workers’ compensation insurance as required by law.

10.04. All insurance provided for in this Article 10 shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are well rated by national rating organizations. The insurance policies under this Article 10 shall not contain any co-insurance requirements and shall be written as primary policies and not contributing with or in excess of any coverage which LANDLORD may carry.

10.05. In the event of casualty to the Facilities resulting in damage or destruction, TENANT will promptly give written notice thereof to LANDLORD. TENANT shall at its sole cost and expense (but with no obligation to expend more than the proceeds of such insurance plus any deductible), restore, replace, rebuild or alter the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction. The loss, if any, under any policies shall be adjusted with the insurance companies by TENANT.

The proceeds of any such insurance shall be payable to TENANT, in trust for the reconstruction of the Facilities, and shall be deposited into a mutually acceptable construction escrow account (subject to standard conditions of escrow) and released to TENANT in monthly draws as reconstruction or repair progresses. TENANT shall commence reconstruction or repair as soon as reasonably possible following the casualty, and shall prosecute such reconstruction or repair to completion with due diligence.

10.06. No destruction or damage to the Facilities or any part thereof by fire or any other casualty shall permit TENANT to surrender this Lease or shall relieve TENANT from its liability to pay the full Rent and other charges payable under this Lease; provided, however, that the Initial or applicable Extension Term of this Lease shall be extended for a period equal to any period of untenantability without any obligation for TENANT to pay Rent during such additional period..

10.07. LANDLORD shall be under no obligation to repair or restore any portion of the Facilities damaged by fire or any other casualty after the Commencement Date.

10.08. TENANT shall deliver to LANDLORD prior to the Commencement Date, certificates of insurance evidencing the existence and amounts of the policies of insurance required to be carried hereunder. No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to LANDLORD. If TENANT fails or refuses to procure and maintain the insurance required hereunder, LANDLORD may procure such insurance as it deems appropriate and charge the costs back to TENANT.

11. CONDEMNATION OR APPROPRIATION:

In the event that any person or corporation, public, private or otherwise, shall, at any time, during the Term take any part or all of said Demised Premises in appropriation proceedings or by any right of eminent domain, or by reason of a conveyance by way of a deed in lieu of such legal proceedings, such taking or appropriation or a deed in lieu thereof shall not render this Lease void, except that if the amount taken or conveyed makes the Demised Premises untenantable or otherwise unsuitable for use as provided in Section 21, then this Lease shall become void from the time when possession thereof is taken or granted as a result of such proceedings, and the TENANT shall pay all Rent and perform and observe all other covenants hereof up to the time when possession is taken.

All damages or awards for any such taking shall be allocated between LANDLORD and TENANT as follows: i) first, to TENANT in an amount equal to the then outstanding balance of any Carry-Forward Improvements, ii) then, the remainder to LANDLORD for diminution in value of leasehold and fee interest. TENANT may pursue separate claim for compensation related to TENANT’s business and/or any lost or diminished profits there from provided it does not reduce the award to LANDLORD.

12. DISCHARGE OF LIENS:

12.01 Except for the Landlord’s Lien, TENANT shall not permit, consent to or cause to exist any lien, encumbrances (including mortgage or security interest) or charge (collectively “Lien”) to stand against the Facilities or any part thereof, and TENANT acknowledges that it has no authority to permit, consent to or cause to exist any such Lien. In the event that the Facilities or any part thereof shall, at any time during the Term, become subject to any vendor’s, mechanic’s, laborer’s, materialmen’s or other Lien for which TENANT is responsible (other than Impositions not yet due and payable), TENANT shall cause the same, at its sole cost and expense, to be bonded over or discharged within thirty (30) days after notice thereof. TENANT shall not be obligated to cause any Lien arising from any act or omission of LANDLORD, to be discharged.

12.02. LANDLORD shall not permit, consent to or cause to exist any Lien to stand against the Facilities or any part thereof. In the event that the Facilities or any part thereof shall, at any time during the Term, become subject to any vendor’s, mechanic’s, laborer’s, materialmen’s, or other Lien for which LANDLORD is responsible (other than Impositions not yet due and payable), LANDLORD shall cause the same, at its sole cost and expense, to be bonded over or discharged within 30 days after notice thereof. The default cure period under Section 25.01(b) shall not apply with respect to this Section 12.02. Notwithstanding the foregoing, following a matured default by TENANT, LANDLORD may encumber all or any portion of the Facilities for any valid business purpose. LANDLORD shall not be obligated to cause any Lien arising from any act or omission of TENANT to be discharged.

12.03 TENANT shall deliver to LANDLORD prior to the Commencement Date a Security Agreement and UCC-1 Financing Statement in the form attached hereto as Exhibit “I” granting Landlord a first lien on the fixtures, furnishings, machinery, equipment and other personal property dedicated to the Facilities to secure TENANT’S obligations with respect to the Required Improvements and to return the and Facilities (including the Personalty and fixtures comprising Improvements) and other personal property dedicated to the Facilities to LANDLORD free of all liens, claims and encumbrances except those identified on Exhibit “C” upon the expiration or earlier termination of this Lease (“Landlord’s Lien”).

13. COMPLIANCE WITH LAW:

13.01. TENANT shall during the Term of this Lease, at its sole cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governmental agencies, and all orders, rules and regulations of the cognizant board of fire underwriters or any other body hereafter exercising similar functions, which may be applicable to the Demised Premises, Facilities or to the use, manner of use or occupancy thereof. TENANT shall likewise observe and comply with the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Facilities.

13.02. TENANT shall have the right, after prior written notice to LANDLORD, to contest by appropriate legal proceedings, in the name of TENANT or LANDLORD, or both, at TENANT’S sole cost and expense, the validity of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 13.01. If, by the terms of any such law, ordinance, rule, order, regulation or requirement, compliance therewith may legally be held in abeyance without the incurring of any lien, charge or liability of any kind, against the fee of the Demised Premises, and without subjecting LANDLORD or TENANT to any liability for failure to comply therewith, TENANT may postpone compliance under the final determination of any such proceedings, provided that all proceedings shall be prosecuted with due diligence.

14. COVENANT OF TITLE AND QUIET ENJOYMENT:

LANDLORD covenants and warrants that it has full right and lawful authority to enter into this Lease for the full Term hereof, and that LANDLORD is lawfully seized of the Demised Premises and has good title thereto, free and clear of all tenancies and encumbrances, except as expressly set forth on Exhibit C, and that at all times when TENANT is not in default during the Term, TENANT’S quiet and peaceable enjoyment of the Facilities shall not be disturbed or interfered with by anyone claiming by or through LANDLORD.

15. INSPECTION OF PREMISES BY LANDLORD:

15.01. TENANT agrees to permit LANDLORD and the authorized representative of LANDLORD to enter the Demised Premises upon provision of reasonable advance notice and during usual business hours for the purpose of inspecting the same. LANDLORD shall exercise its inspection rights so as to minimize inconvenience to TENANT and disruption to TENANT’S operations.

16. REPRESENTATIONS AND WARRANTIES OF LANDLORD:

LANDLORD represents and warrants to TENANT as follows:

(a) Corporate Existence and Power. LANDLORD is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. LANDLORD has full corporate power and authority to enter into this Lease and perform its obligations under this Lease.

(b) Corporate Authorization. LANDLORD’S execution and delivery of this Lease and consummation of the transactions contemplated by this Lease, have been duly authorized by all requisite corporate action.

(c) Binding Effect and Authority. This Lease has been duly executed and delivered by LANDLORD and, this Lease constitutes a valid and binding agreement of LANDLORD. All corporate approvals or authorizations from Squaw Creek Inc. (“SCCC”) for the execution of this Lease and the consummation of the transactions contemplated hereby have been obtained.

(d) Litigation. Except as set forth on Exhibit D, there is no action, suit, arbitration or legal, administrative or other proceeding pending against, or, to LANDLORD’S Knowledge, threatened against or affecting, or, to LANDLORD’S Knowledge, any governmental investigation pending or threatened, against LANDLORD or SCCC.

(e) Personalty. Except as set forth on Exhibit C, all of the Personalty, (i) is owned by LANDLORD, (ii) is free and clear of Liens and other matters affecting title or ownership, and (iii) is not the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in all or any part of said Personalty is held by any person or entity other than LANDLORD. LANDLORD has full right and authority to lease the Personalty to TENANT under the terms hereof.

(f) No Tenancies. Neither LANDLORD nor SCCC has executed or granted any written or oral lease, tenancy, license or other right of occupancy or use for any portion of the Demised Premises other than as set forth on Exhibit C hereof. The lease between SCCC and LANDLORD has been terminated as of the date of this Lease.

(g) Rights. Except as set forth on Exhibit G, no person, firm, corporation or other entity has or shall have, on the Commencement Date, any written or oral right or option to purchase, lease or otherwise acquire or occupy the Facilities or any portion thereof.

(h) Contracts. True and complete copies of each such written contract identified on Exhibit H, including modifications thereof, have been delivered to TENANT.

(i) No conflict. To LANDLORD’S Knowledge, the execution and delivery of this Lease, the consummation of the transactions herein contemplated and the compliance with the terms of this Lease do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, loan agreement, contract, lease, agreement or other instrument of any nature whatsoever to which LANDLORD is a party or by which it or its property is bound, or any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign having jurisdiction over the LANDLORD or its properties.

(j) Knowledge. For purposes of this Section 16, “Knowledge” means the actual knowledge of Dale Damioli, Mandy Matzurus and Eileen Smith.

(k) LANDLORD shall, throughout the Term of this Lease, take all actions necessary to maintain its corporate existence in good standing, including, without limitation, payment of its corporate franchise taxes as they come due.

17. REPRESENTATIONS AND WARRANTIES OF TENANT:

TENANT represents and warrants to LANDLORD as follows:

(a) Corporate Existence and Power. TENANT is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. TENANT has full corporate power and authority to enter into this Lease and perform its obligations under this Lease.

(b) Corporate Authorization. TENANT’S execution and delivery of this Lease and consummation of the transactions contemplated by this Lease, have been duly authorized by all requisite corporate action.

(c) Binding Effect and Authority. This Lease has been duly executed and delivered by TENANT and, this Lease constitutes a valid and binding agreement of TENANT.

(d) Validity. To TENANT’S Knowledge, the execution and delivery of this Lease, the consummation of the transactions herein contemplated and the compliance with the terms of this Lease do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, loan agreement, contract, agreement or other instrument of any nature whatsoever to which TENANT or TENANT’S guarantor is a party or by which it or its property is bound, or any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign having jurisdiction over the TENANT or its properties.

(e) Securities Filings. The financial statements and other information of Avalon Holdings Corporation and its subsidiaries filed with the United States Securities and Exchange Commission were accurate in all material respects at the time of such filings. As of the date hereof, there have been no material adverse changes to the financial condition of Avalon Holdings Corporation that would impair its guaranty of TENANT’S rental obligations under this Lease.

(f) Knowledge of Inaccurate Statement. TENANT has no Knowledge of any inaccurate statement contained in LANDLORD’s representations and warranties under Section 16.

(g) Corporate Structure. TENANT represents and warrants that it is a wholly owned subsidiary of Avalon Lakes Golf, Inc., a wholly owned subsidiary of Guarantor Avalon Holdings Corporation.

(h) Knowledge. For purposes of this Section17, “Knowledge” means the actual knowledge of Ron Klingle and Jeff Grinstein.

18. HAZARDOUS MATERIAL:

18.01. Hazardous materials means any substance:

(a) The presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(b) Which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or,

(c) Which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Ohio or any political subdivision thereof; or

(d) The presence of which on the Demised Premises causes or threatens to cause a nuisance upon the Demised Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Demised Premises.

18.02. In the event that TENANT suffers or is subject to any claims, demands, losses, damages, liabilities, fines, penalties, costs and expenses arising from (i) the presence of such Hazardous Materials upon or beneath the Demised Premises or migrating from the Demised Premises prior to the Commencement Date and/or (ii) any activity carried on or undertaken in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous material in, on, under or about the Demised Premises prior to the Commencement Date, either of which condition exists upon the Commencement Date, then TENANT shall have the right, as its sole and exclusive remedy in lieu of any other right or remedy at law or in equity (whether common law, statutory or otherwise), to credit towards its unsatisfied Required Improvement obligations, all costs losses, damages, liabilities, fines, penalties, and expenses incurred as a result thereof, including, without limitation, those arising from the investigation, defense (including atty. fees), negotiation, resolution and remediation of such Hazardous materials.

18.03 TENANT shall indemnify, defend, reimburse and hold harmless LANDLORD from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, costs and expenses arising from (i) the presence of Hazardous Materials upon or beneath the Demised Premises or Facilities or migrating from the Demised Premises or Facilities and/or (ii) any activity carried on or undertaken in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material in, on, under or about the Demised Premises or Facilities either of which condition first exists during the Term of this Lease or as a result of TENANT’s actions therein. In no event shall any costs or expenses of any kind incurred by TENANT with respect to its obligations under this Section 18.03 be credited as an Improvement.

19. INDEMNIFICATIONAND WAIVER OF SUBROGATION:

19.01 TENANT shall defend, indemnify and save and hold LANDLORD harmless from any claim, action, cause of action, loss, damage, liability, cost and expense, including but not limited to reasonable attorney fees, arising out of any failure of TENANT, to comply with and perform any of its obligations under this Lease, or arising out of any use, possession, occupation, operation, or management of the Demised Premises and Facilities, or arising out of any work or thing required by TENANT to be done in, on or about the Demised Premises or Facilities, or arising out of any negligence, or intentional or willful misconduct, of TENANT, its agents, employees or contractors, in, on or about the Demised Premises or Facilities.

19.02 LANDLORD shall defend, indemnify and save and hold TENANT harmless from any claim, action, cause of action, loss, damage, liability, cost and expense for personal injury or property damage, including but not limited to reasonable attorney fees, arising out of any negligence, or intentional or willful misconduct, of LANDLORD, its agents, employees or contractors, in or about the Demised Premises or Facilities.

19.03 LANDLORD and TENANT each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. TENANT shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

20. LIMITATION OF LIABILITY

Notwithstanding anything contained in this Lease to the contrary, in no event shall LANDLORD or TENANT be liable for incidental, special indirect, punitive or consequential damages of any kind, it being the intent that only direct damages be recovered hereunder.

21. USE AND MANAGEMENT UNDERTAKINGS:

21.01. TENANT shall, continuously throughout the Term (except as otherwise provided in this Section 21), use and occupy the Demised Premises and Facilities solely for the purpose of operating a golf course and related recreational, therapeutic and/or social uses, and or facilities and other uses offered for the benefit or enjoyment of club members, and for no other purpose whatsoever.

21.02. LANDLORD acknowledges that the Facilities will be available to the public, whether through membership or otherwise, for the purpose of supplementing membership revenues.

21.03 In connection with its management and operation of the Facilities, TENANT shall keep, perform and comply with the commitments, and obligations set forth on Exhibit J (attached hereto and incorporated by reference herein). TENANT acknowledges and agrees that the terms of Exhibit J are a material inducement to LANDLORD in entering into this Lease. TENANT shall operate the Facilities consistent with the operation of Better Private Golf Clubs. In connection with TENANT’s obligation to maintain, repair and operate the Facilities consistent with the operation of Better Private Golf Clubs (whether contained in this Section or elsewhere in this Lease), LANDLORD understands and acknowledges that the Facilities may not be up to such standard on the Commencement Date of the Lease Term and that TENANT will need a reasonable period of time within the first three (3) Lease Years to bring the Facilities and their operation up to such a standard.

21.04 LANDLORD shall and/or shall cause SCCC to, as the case may be, convey to TENANT at no cost, all restaurant and bar food and beverage inventory existing on the Commencement Date.

21.05 If, at any time during the Term, TENANT shall cease or fail to continuously operate the Facilities in accordance with Section 21 of this Lease: i) for reasonable periods for performing repairs, additions, alterations, Improvements or remodeling, ii) due to events of Force Majeure, iii) for a period of no more than one hundred and thirty five (135) days annually during the non-golf season, or iv) for other closures consistent with Better Private Golf Clubs, then TENANT’s failure to operate shall not constitute a Default hereunder.

22. CONTRACT ASSUMPTION:

TENANT shall, subject to LANDLORD obtaining any necessary consent from the parties thereto, assume each of the contracts currently existing between LANDLORD or SCCC and third parties identified on Exhibit H, attached hereto and incorporated herein. Any such assumption shall become effective as of the Commencement Date. TENANT shall have no obligation or liability under any assumed contract for events, occurrences or conditions prior to the Commencement Date and, as between LANDLORD and TENANT, LANDLORD shall have no additional obligations or liabilities under any assumed contract arising on or after the Commencement Date.

23. INTENTIONALLY DELETED.

24. ASSIGNMENT AND SUBLEASE:

24.01. Neither LANDLORD nor TENANT shall assign this Lease or the Demised Premises or Facilities or any portion thereof, or sublet or underlet the same in whole or in part without the prior written consent of the other party hereto. Notwithstanding the foregoing, TENANT may assign or sublet the Facilities in whole or in part to an affiliate of TENANT and may sublet any restaurant and/or bar to an unaffiliated third party without LANDLORD’S consent. LANDLORD acknowledges that surrendering possession of all or part of the Facilities for a limited period of time in furtherance of a tournament, exhibition or similar event shall not be deemed a sublease and is permitted. TENANT may also sublet the residential buildings located upon the Demised Premises without LANDLORD’S consent.

24.02. If either party proposes to assign this Lease or any interest therein or to sublet all or any portion of the Facilities, such party shall submit to the other party in writing the name of the proposed assignee or subtenant the terms of the proposed subletting or the terms and consideration for the proposed assignment; and any other information reasonably requested by the other party.

24.03. Neither LANDLORD’S nor TENANT’S consent to such proposed assignment or subletting shall be unreasonably withheld or delayed.

24.04 Unless otherwise agreed to in writing, any sale or transfer of TENANT or change in majority control of TENANT, other than to an entity ultimately owned or controlled by Avalon Holdings Corporation or any of its subsidiaries, whether by sale of stock, merger, consolidation or otherwise, shall be deemed an assignment of this Agreement and subject to the consent provisions of this Section 24.

25.	DEFAULTS; REMEDIES:

25.01. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by TENANT:

(a) The failure by TENANT to make any payment of Rent or any other payment required to be made by TENANT hereunder to LANDLORD or to pay Impositions, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from LANDLORD to TENANT;

(b) The failure by TENANT to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by TENANT, other than as described in Paragraph (a), (c), (d) and (e) herein, where such failure shall continue for a period of thirty (30) days after written notice thereof from LANDLORD to TENANT; provided, however, that if the nature of TENANT’S default is such that more than thirty (30) days are reasonably required for its cure, then TENANT shall not be deemed to be in default if TENANT commences such cure within said period and thereafter diligently prosecutes such cure to completion; or

(c) (i) The making by TENANT, or by any guarantor of TENANT’S obligations under this Lease, of any general arrangement or assignment for the benefit of creditors; (ii) TENANT or TENANT’S guarantor becoming a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against TENANT or TENANT’S guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of TENANT’S assets located at the Demised Premises or of TENANT’S interest in this Lease, where possession is not restored to TENANT within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of TENANT’S assets located a the Demised Premises or of TENANT’S interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Paragraph 25.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

(d) Any guarantor of this Lease is in default under any guaranty of this Lease.

(e) A material failure by TENANT to perform in a manner consistent with the standard for Better Private Golf Clubs where such performance is required under this Lease, where such failure shall continue for a period of thirty (30) days after written notice thereof from LANDLORD to TENANT; provided, however, that if the nature of TENANT’S default is such that more than thirty (30) days are reasonably required for its cure, then TENANT shall not be deemed to be in default if TENANT commences such cure within said period and thereafter diligently prosecutes such cure to completion. For purposes this Section 25.01(e), a material failure of TENANT shall mean a significant failure in TENANT’s performance and not isolated instances of employee neglect or of service failures. The provisions of this subsection (e) shall not apply to all of TENANT’s obligations to maintain, repair and operate the Facilities; only those obligations where the alleged default is failure to be “consistent with Better Private Golf Clubs” as required under this Lease.

25.02. In the event of any material default or breach by TENANT as set forth in Section 25.01 hereof LANDLORD may, except as provided in Section 25.03, at any time thereafter, with or without notice or demand and without limiting LANDLORD in the exercise of any right or remedy which LANDLORD may have by reason of such default or breach:

(a) Terminate TENANT’S right to possession of the Facilities, with or without terminating the Lease, by any lawful means (including self-help), in which case TENANT shall immediately surrender possession of the Facilities to LANDLORD. No re-entry or retaking of possession of the Demised Premises by LANDLORD shall be construed as an election on its part to terminate this Lease unless a notice of termination is given to TENANT. Should LANDLORD elect to terminate this Lease, LANDLORD shall be entitled to recover from TENANT all damages incurred by LANDLORD by reason of TENANT’S default including, but not limited to, the cost of recovering possession of the Facilities; expenses of reletting, reasonable attorney’s fees, and; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the Term after the time of such termination exceeds the amount of such Rental loss for the same period that TENANT proves could be reasonably avoided;

(b) Maintain TENANT’S right to possession in which case this Lease shall continue in effect whether or not TENANT shall have abandoned the Demised Premises. In such event LANDLORD shall be entitled to enforce all of LANDLORD’S rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to LANDLORD under the laws or judicial decisions of the State of Ohio.

25.03. Notwithstanding anything in this Lease to the contrary, in the event that LANDLORD and TENANT are engaged in a bona fide dispute regarding a default under the Lease, LANDLORD shall not have any right to exercise the remedy provided in Section 25.02(a) or any right to enter upon and take possession of the Facilities or any right to expel or remove TENANT from the Facilities or any other right to disturb, restrict or remove

TENANT from the use or possession of the Facilities unless and until LANDLORD undertakes the following procedures:

a) LANDLORD provides TENANT with written notice of the dispute;

b) LANDLORD shall submit the dispute to mediation and LANDLORD and TENANT shall undertake to resolve the dispute in mediation for a period of fifteen (15) days; and

c) In the event the dispute has not been resolved through mediation, LANDLORD shall submit the dispute to binding “final position” arbitration administered by the American Arbitration Association under its Rules for the Real Estate Industry, provided, however, that the arbitration shall be completed and the award of the arbitrator issued within sixty (60) days of submittal. Included in the arbitration award shall be a determination by the arbitrator of the prevailing and non-prevailing party. The arbitrators shall be empowered to order specific performance of this Agreement. The arbitrators’ decision may only consist of the final position of one of the parties and may not vary therefrom.

d) In the event that LANDLORD is the prevailing party in arbitration, TENANT shall immediately remedy or otherwise cure the default in accordance with the award of the arbitrator. If TENANT shall fail to cure or remedy such default within fifteen (15) days of the arbitrator’s award, or, if the nature of TENANT’S remedy or cure is such that more than fifteen (15) days are reasonably required, TENANT shall fail to commence such cure within said period or fail to thereafter diligently prosecutes such cure to completion within the time period stipulated in the arbitration award, LANDLORD shall be entitled to immediately pursue the remedies provided in Section 25.02(a) or otherwise to enter upon and take possession of the Facilities or to expel or remove TENANT from the Facilities.

With respect to any arbitration commenced in accordance with subsection c) above, the non-prevailing party shall pay and/or reimburse the prevailing party for: i) all costs,

expenses and fees of the arbitrators, and ii) the prevailing party’s reasonable attorney fees and costs incurred with respect to the dispute from the submission to mediation until the award of the arbitrator. In addition, in the event that either party has been the non-prevailing party in arbitrations commenced in accordance with subsection c) above: (y) two (2) or more times on the same or substantially the same issue, or (z) three (3) or more times on any issue within any twenty-four (24) month period, then the non-prevailing party shall pay and or reimburse the prevailing party for: i) all costs, expenses and fees of the arbitrators, and ii) two (2) times the amount of the prevailing party’s reasonable attorney fees and costs incurred with respect to the dispute from the submission to mediation until the award of the arbitrator. The parties acknowledge that the provisions with respect to the payment of attorney fees provided above are not a penalty but an attempt to discourage habitual noncompliance and frivolous disputes.

25.04 LANDLORD shall, upon default of TENANT, take commercially reasonable steps to mitigate its damages.

25.05. If LANDLORD fails to perform any obligation required by LANDLORD and fails to cure such default within thirty (30) days after written notice by TENANT to LANDLORD specifying with particularity the nature and extent of the default (provided, however, that if the nature of LANDLORD’S obligation is such that more than thirty (30) days are required for performance then LANDLORD shall not be in default if LANDLORD commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.) TENANT shall be entitled to exercise any and all rights afforded to it by law or in equity.

26. NO WAIVER - NO CHANGE:

The failure to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. No waiver, change, modification or discharge by either party hereto of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by both parties.

27. SURRENDER OF DEMISED PREMISES:

27.01. Upon the expiration or sooner termination of this Lease, TENANT will quietly and peacefully surrender to LANDLORD the Facilities together with all Improvements (both fixtures and personal property) and other personal property dedicated to the Facilities, in its then condition subject to the requirements of Section 7.01. The parties agree for the TENANT to deliver the Facilities, Improvements (both fixtures and personal property) and other personal property dedicated to the Facilities to LANDLORD upon expiration or termination of this Lease is fair and reasonable in light of the fact that: i) the Personalty was delivered to TENANT at the Commencement of the Lease, and ii) as an inducement to LANDLORD to enter into this Lease, that LANDLORD would receive at the expiration or termination of this Lease the personalty then used for the operation of the Facilities. Upon expiration or earlier termination of this Lease, the Facilities, together with all Improvements (whether Required, Initial or otherwise) and other personal property dedicated to the Facilities, shall be surrendered by TENANT and shall be the sole and exclusive property of LANDLORD. Notwithstanding the foregoing or anything to the contrary in this Lease to the contrary, TENANT shall be entitled to retain and remove from the Facilities or Demised Premises any of its personal property relating to the two residential dwellings on the Demised Premises that was not a Required Improvement..

28. RIGHT OF EACH PARTY TO PERFORM OTHER’S COVENANTS:

28.01. In the event of default by either party, each party shall have the right at any time, after thirty (30) day’s notice to the other party (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required by such other party under any provision in this Lease, and in exercising such right, to incur necessary costs and expenses, including reasonable counsel fees. Nothing herein shall imply any obligation on the part of either party to make any payment or perform any act required of the other party, and the exercise of the right so to do shall not constitute a release of any obligation or a waiver of any default.

28.02. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed by the other party within ten (10) days after such payment together with interest at the rate of twelve percent (12%) per annum (the “Default Rate”) from the respective date of the making of such payments or the incurring of such costs and expenses, to the party making and paying the same.

28.03. Amounts due from one party to the other under this Lease that are not paid when due shall accrue interest at the Default Rate from the date due until actually paid.

29. HOLDING OVER:

In the event TENANT continues to occupy the Demised Premises after the last day of the Term, and the LANDLORD elects to accept Rent thereafter, a tenancy from month to month only shall be created and not for any longer period, such month-to-month tenancy shall be on all of the same terms and conditions as during the Term except that: i) Rent shall be one hundred and fifty percent (150%) of the Rent payable by TENANT during prior to the expiration of the Term.

30. NOTICES:

All notices herein required or permitted to be given to or served upon either party shall be in writing. Any such notice shall be sufficiently given or served, if served personally on an officer of such party, or if sent by certified mail or if sent by a nationally recognized overnight delivery service addressed to such party at its address set forth below, or at such other address as it shall designate in a notice to the other party, as follows:

In the case of a notice to LANDLORD:

Squaw Creek Properties, Inc.

C/O

Dale Damioli, President

1340 Virginia Trail

Youngstown, Ohio 44505

With a copy to:

Brouse McDowell

500 First National Tower

Akron, Ohio, 44308-1474

Attn: Robert P. Reffner

In the case of a notice to TENANT:

TBG, Inc.

One American Way

Warren, Ohio 44484-5555

Attention:Jeff Grinstein, Esq.

Fax Number:330-856-8483

With a copy to:

Avalon Holdings Corporation

One American Way

Warren, Ohio 44484-5555

Attention:Ron Klingle

Fax Number:330-856-8483

Notices may also be delivered by facsimile transmission but shall be followed by an original by one of the means described above within three (3) days, in which case the date of transmission of such facsimile shall be deemed the date of the receipt of such notice unless such facsimile is sent after business hours or on a non-business day; in which case the date of transmission will be deemed to be the next business day.

31. SUCCESSORS AND ASSIGNS:

All rights and obligations under this Lease shall inure to the benefit of and be binding upon the successors in interest, and assigns of the LANDLORD, and of the TENANT, as the case may be, but no assignment or sublease made contrary to or in violation of the terms hereof shall vest in such assignee or sublessee any rights hereunder.

32. INVALIDITY OF PARTICULAR PROVISIONS:

If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

33. COUNTERPARTS:

This Lease may be in multiple originals, each of which is, in all respects, shall be deemed an original.

34. GOVERNING LAW:

This Lease shall be governed by the laws of the State of Ohio.

35. DISSENTER’S RIGHTS:

35.01. Notwithstanding anything contained in this Lease to the contrary, but subject to Section 35.02 below, each of LANDLORD’S and TENANT’S obligations hereunder is fully conditioned upon not more than two percent (2%) of LANDLORD’S shareholders seeking relief as a dissenting shareholder as contemplated by Chapter 1701 of the Ohio Revised Code.

35.02. In the event that more than two percent (2%) of LANDLORD’S shareholders seek relief as described above, LANDLORD may require that the parties proceed with their respective obligations hereunder provided that the commencement of this Lease is not stayed or enjoined by judicial or administrative proceedings and each of the following takes place unless otherwise waived by TENANT in writing:

(a) LANDLORD agrees in writing and to the satisfaction of TENANT to defend, indemnify and hold TENANT harmless from all costs, claims, damages, liabilities and expenses arising from the demands of such dissenting shareholders; and

(b) LANDLORD provides TENANT with adequate assurances, acceptable to TENANT in its sole discretion, of LANDLORD’S financial ability to satisfy all of its obligations to TENANT arising under Paragraph (a) above and any dissenting shareholders.

36. AUTHORITY OF SIGNATORIES:

Each of the persons executing this Lease on behalf of LANDLORD and TENANT respectively hereunder hereby represents and warrants that he or she as the case may be, has the full power and authority to act for and bind LANDLORD or TENANT, as the case may be, with respect to all matters contained herein.

37. NO THIRD PARTY BENEFICIARIES:

Nothing express or implied in this Lease is intended or shall be construed to confer upon or give any person other than the parties to this Lease any rights or remedies under or by reason of this Lease.

38. SURVIVAL:

Any obligation which shall have arisen pursuant to this Lease prior to any termination or expiration hereof shall survive such termination or expiration of this Lease and shall remain in full force and effect until discharged, satisfied or waived.

39. RECORDING:

LANDLORD and TENANT shall execute and deliver to the TENANT for recording a short-form memorandum of this Lease and TENANT, at the TENANT’S option and expense shall record the same in the Office of the Recorder of Deeds in which the Demised Premises is located.

40. FORCE MAJEURE:

If LANDLORD or TENANT is delayed or prevented from performing any of their respective obligations because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or delays (provided LANDLORD or TENANT, as applicable, has made timely application and diligently pursued such required governmental action or approval) or reasons of a like nature not the fault of the party delayed in performing such obligation (each an event of “Force Majeure”), then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that: i) this Section shall not affect Tenant’s obligation to pay Rent or any other sums of money hereunder or any obligation of LANDLORD or TENANT that can be satisfied by the payment of money (provided, however, that the foregoing shall not require TENANT to pay LANDLORD in cash if TENANT is delayed due to an event of Force Majeure in pursuing its Improvement obligations provided in Section 9), and ii) the party delayed by an event of Force Majeure provides written notice to the other party at the time of such event citing the specific cause for the delay. Notwithstanding anything contained herein to the contrary, in no event shall the inability to transfer or obtain a liquor permit be considered an event of Force Majeure.

41. LIQUOR PERMIT

LANDLORD and TENANT agree that TENANT is taking over SCCC’s operation of the restaurant and bar at the Demised Premises, including the sale of beer ,wine and spirituous liquors in accordance with SCCC’s Liquor Permit No. 8458287. LANDLORD shall deliver to TENANT upon full execution of this Lease such documents and instruments as are reasonably requested by TENANT to assist in TENANT’s application for the transfer of SCCC’s Liquor Permit and/or to allow TENANT to obtain its own permit(s). Such documents shall include, without limitation, a Summary of Tenancy, a Management and

Indemnification Agreement substantially in the form attached hereto as Exhibit K and any other documentation required to be submitted to the Department of Liquor Control. Notwithstanding the foregoing, TENANT acknowledges and agrees that the transfer and/or issuance of a liquor permit to TENANT is not a condition of this Lease and that LANDLORD has no control over the process or ability to effect the transfer or issuance other than assisting TENANT in the application process. Upon the expiration or earlier termination of this Lease, TENANT shall deliver to LANDLORD such documents and instruments as are reasonably requested by LANDLORD to assist in LANDLORD’s application for the transfer of TENANT’s Liquor Permit to LANDLORD, including any documentation required by the Department of Liquor Control.

42. FURTHER ASSURANCES:

LANDLORD and TENANT agree to cooperate with each other and take such acts or actions, and execute and deliver such documents or instruments as either party may from time to time reasonably request to effectuate the transaction contemplated hereunder, including but not limited to transferring utilities, permits, assigning contracts, etc. LANDLORD shall cause SCCC to cooperate with TENANT and take such acts or actions, and execute such documents or instruments as TENANT may from time to time reasonably request to effectuate the transaction contemplated hereunder, including, but not limited to transferring utilities, permits, assigning contracts, etc.

43. REASONABLE CONSENT:

Whenever the consent of one party is requested or required under the terms of this Lease, such consent shall not be unreasonably withheld, conditioned or delayed.

44. TRUE LEASE:

LANDLORD and TENANT acknowledge and agree that this Lease is a true lease of property and is not intended as a mortgage or other financing instrument, whether equitable or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in their respective capacities, all as of the day and year first above written. Witnesses:

“LANDLORD”

Squaw Creek Properties, Inc.

By:

Its:

“TENANT”

TBG, Inc.

By:

Its:

STATE OF	)
) SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, this day personally appeared              by             , its             , who executed the above instrument and acknowledged that he/she did sign it and that such signing was his/her free act and deed and the free act and deed in the capacities indicated by his/her signatures and designations.

WITNESS my signature and notarial seal at Youngstown, Ohio this              day of             , 20    .

NOTARY PUBLIC

STATE OF	)
) SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, this day personally appeared              by             , its             , who executed the above instrument and acknowledged that he/she did sign it and that such signing was his/her free act and deed and the free act and deed in the capacities indicated by his/her signatures and designations.

WITNESS my signature and notarial seal at Youngstown, Ohio this              day of             , 20    .

NOTARY PUBLIC

STATE OF	)
) SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, this day personally appeared              by             , its             , who executed the above instrument and acknowledged that he/she did sign it and that such signing was his/her free act and deed and the free act and deed in the capacities indicated by his/her signatures and designations.

WITNESS my signature and notarial seal at Youngstown, Ohio this              day of             , 20    .

NOTARY PUBLIC

MEMORANDUM OF LEASE

This Memorandum of Lease (the “Memorandum”) is made and entered into as of the              day of October, 2003 by and between SQUAW CREEK PROPERTIES, INC. and TBG, INC., an Ohio corporation.

WHEREAS, the parties have entered into a Lease Agreement; and

WHEREAS, the parties desire to have a Memorandum of the Lease Agreement recorded in the County Clerk’s Office of Trumbull County, Ohio.

NOW, THEREFORE, the parties hereby state the following for recording:

1. Squaw Creek Properties, Inc., with an address of C/O Dale Damioli, President, 1340 Virginia Trail, Youngstown, Ohio 44505 (“Landlord”), and TBG, Inc., with an address of One American Way, Warren, Ohio 44484-5555 (“Tenant”), entered into that certain lease agreement dated October     , 2003 (the “Lease”), whereby Landlord leased to Tenant certain real property located in the County of Trumbull, State of Ohio and further described in attached Exhibit A (the “Property”).

2. The initial term of the Lease (“Initial Term”) is for a period of ten (10) consecutive Lease Years, commencing on November 1, 2003 and ending on October 31, 2013. For purposes of this Memorandum, “Lease Year” shall mean a period of twelve (12) consecutive calendar months from November 1st until the following October 31st.

3. The Initial Term of the Lease shall automatically be extended for up to four (4) consecutive option periods of ten (10) years each (“Extension Term(s)”), unless Tenant shall, by written notice to Landlord three hundred sixty (360) days or more before the end of the Initial Term or Extension Term, as the case may be, elect to terminate the Lease upon the expiration of the then expiring term.

4. In the event of termination of the Lease for any reason contained therein, or upon the expiration of the Initial Term or the Extension Term(s), if applicable, this Memorandum shall be deemed terminated, null and void, and of no further force and effect and removed of record.

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5. This Memorandum has been executed for recording purposes only, and shall not be deemed to amend or supplement any of the terms contained in the Lease, which terms are by this reference incorporated herein and made a part hereof as if fully set forth herein. In the event of any conflicts between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall prevail.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

LANDLORD:

SQUAW CREEK PROPERTIES, INC..

By:

Its:

TENANT:

TBG, INC.

By:

Its:

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STATE OF OHIO	)
) SS:
COUNTY OF	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared             , the              of Squaw Creek Properties, Inc., who executed the above instrument and acknowledged that he/she did sign the foregoing instrument and that such signing is his/her free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this              day of             , 2003.

Notary Public

STATE OF OHIO	)
) SS:
COUNTY OF	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared             , the              of TBG, Inc., who executed the above instrument and acknowledged that he/she did sign the foregoing instrument and that such signing is his/her free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this              day of             , 2003.

Notary Public

This instrument prepared by:

Brouse McDowell, L.P.A.

1001 Lakeside Avenue, Suite 1600

Cleveland, Ohio 44114

216.830.6830

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EXHIBIT A

LEGAL DESCRIPTION

4

EXHIBIT A

DESCRIPTION OF REALTY

All right title and interest in and to the land and improvements located at 761 Youngstown-Kingsville Road, S.E. in the Township of Vienna, County of Trumbull and State of Ohio as follows: [See legal description attached hereto as Exhibit A and incorporated by reference]

Together with all easements, powers, rights, ways, privileges and appurtenances pertaining thereto, including without limitation any rights in and to any oil and/or gas leases (including payments and profits therefrom); together with LANDLORD’S rights to all rentals, rents and lease agreements; together with all public and private utility rights, allotments and permits affecting or which may benefit the property and all zoning, use, environmental, and other rights, licenses, permits and approvals affecting or which may affect the property.

Order No:	NO049927AC

Reference No:	127546

Exhibit “A”

Situated in the Township of Vienna, County of Trumbull and State of Ohio:

And known as being a part of Lot Numbers Fifteen and Sixteen (15 and 16) of the Original Survey of said Township, bounded and described as follows:

Beginning at an iron pin on the Easterly line of the State Road from Youngstown to Dorset, said iron pin being located South 86 deg. 31’ East, Thirty-three (33) feet from an iron pin at the Southwesterly corner of Lot No. 16 placed in the public highway;

Thence from said point of beginning North 3 deg. 48’ East, along the Easterly line of said State Road a distance of Five Hundred Twenty-nine and Ninety-nine Hundredths (529.99) feet to an iron pin, said pin is witnessed North 85 deg. 39’ West, Thirty-three (35) feet to an iron pin in the public highway located on the Westerly line of said Lot No. 16;

Thence South 85 deg. 39’ East, along the Northerly line of Squaw Creek Land Company’s land, the same being also the Southerly line of lands now or formerly owned by Matilda Everett, a distance of Four thousand Eight hundred Seventy and Twenty Hundredths (4870.20) feet to an old stone monument located on the Easterly line of Lot No. 16, said stone corner is witnessed North 61 deg. 29’ West, Eight and Seven Hundredths (8.07) feet to tack and two blazes in Maple Tree D 7” and North 10 deg. 36’ West, Twenty and Forty-six Hundredths (20.46) feet to tack and two blazes in Maple Tree D 6”;

Thence South 3 deg. 43 1/2’ West, along the Easterly line of Lots Numbers 16 and 15 a distance of One Thousand Four Hundred Sixty-seven and Fifty-nine Hundredths (1467.59) feet to an old iron pin at the Southwesterly corner of the Mary J. Stewart farm in Lot No. 8;

Thence South 4 deg. 4 1/2 West, further along the Easterly line of Lot No. 15, a distance of Five Hundred Twenty-four and Sixty-nine Hundredths (524.69) feet to an iron pin and corner, said corner is witnessed South 38 deg. 31’ West, Thirty-two and Forty-nine Hundredths (32.49) feet to a tack and two blazes in Maple Tree D 12” and North 50 deg. 53’ West Eleven Thirty-one Hundredths (11.31) feet to tack and two blazes in small Hickory Tree D 2”;

Thence North 85 deg. 58’ West, across the lands of Squaw Creek Land Company, a distance of Four Thousand Eight Hundred Fifty-two and Forty-two Hundredths (4852.42) feet to an iron pipe and corner on the Easterly line of said the State Road hereto fore mentioned;

Thence North 3 deg. 10’ East, along the Easterly line of said State Road a distance of One Thousand Four Hundred Eighty-nine and Sixty-five hundredths (1489.65) feet to the place of beginning and contains Two Hundred Twenty-four (224) acres of land, as shown by survey made by D. Wise, C.E., dated November 1922, to which reference is hereby made.

Be the same more or less, but subject to all legal highways.

Youngstown Kingsville Road

Vienna, Ohio 44473

PPN: 16-182790 (as to Lot 15)

V/L Youngstown Kingsville Road

Vienna, Ohio 44473

PPN: 16-182790 (as to Lot 16)

EXHIBIT B

INITIAL IMPROVEMENTS

PHASE I

1)	New Men’s Locker Room

•	New wood paneled lockers and benches comparable to those at Avalon Lakes

•	New carpeting

•	New lighting

•	New tile and bath room fixtures

•	New or refurbished steam room

•	Upgraded attendant’s room

•	Upgraded main hallway in basement

2)	New Bar and Mixed Grille

•	The existing women’s card room and adjoining storage room will be converted into a bar and mixed grille. The bar front and soffit face will consist of raised panels with the back of the bar mirrored. Other furnishings and walls in the bar area will give the entire bar area an overall wood appearance.

•	Gameroom will be installed just off of the bar room.

3)	New Addition

•	A new addition consisting of: a pro shop; waitress station and kitchen/grill room; snack facility servicing golfers, tennis players and swimmers; men’s and women’s restrooms; women’s dressing room for pool activities and golf bag storage room will be located on the east side of the existing building. It will have a full basement and ramps leading to it which will house 80 golf carts.

•	Poolside amenities will include a 16’ deep covered columned patio. The poolside patio will be over 100’ long and will provide members with an area out of the weather for lounging and dining. The new snack facility will have a service window, which will allow swimmers and sunbathers to benefit from the menu that is available to the bar and mixed grill room diners. Men and women’s restrooms and a women’s dressing/changing area are also included.

•	Golf amenities will include a new pro shop and starter area. A covered walkway and cart staging area is also included for the golfers. This area will also have access to the new snack and restroom facilities. A golf bag storage room will be located at the end of the new addition. The existing pro shop, bag room and cart storage building will be eliminated.

PHASE II

1)

A new entrance and covered and columned patio will be constructed. The new entrance will provide the existing structure with the “grand” entrance that it is lacking from an architectural point of view. The columned and covered patio with a pitched roofline will provide the existing structure with a totally new look. The existing exterior brick walls will be painted white. The roof lines on all patio areas, including those in Phase I will have at least a 6/12 pitch with a premium grade shingle. The columns and new rooflines will provide a greatly improved building façade and will also provide the benefit of hiding all exhaust fans and air conditioning units located on the roof. The new covered patio will be as large in size as the existing ballroom and will provide the perfect place for outdoor weddings and summertime club parties.

2)	The interior floor plan of the existing building will be altered. The existing mixed grillroom will be converted into an upscale lounge and game/reading room off of the new foyer.

The existing lounge and hall will be eliminated thereby greatly expanding the size of the existing ballroom. Access to the ballroom will be from the new lounge or the existing entrance.

The existing formal dining room and men’s grillroom will be converted into the dining room.

The existing bathrooms near the existing lounge will be upgraded and enlarged.

EXHIBIT C

ENCUMBRANCES

Incorporated by reference are all encumbrances disclosed in the title insurance commitment, attached hereto.

Lou Greco’s right to house under employment agreement

Rental Application, Lease and Receipts Agreement between Squaw Creek Properties, Inc. and Rebecca Carroll signed April 5, 2002 (now month-to-month)

Provisions of Working Relationship with Mahoning Valley Sports Charities dba Giant Eagle LPGA Classic executed by Squaw Creek Country Club on November 1, 2000.

Golf carts are leased from GC Supply, Inc.

Linens are leased from Holowid’s Specialty Linens

Mail machine and scale are leased from Pitney Bowes

Copier is leased from ComDoc

There is an outstanding financing statement filed by New Holland Credit Company on a New Holland Tractor Model TC45 , file number #AP314674, which obligation Landlord has paid in full.

The 2000 Ford Explorer used by Lou Greco is leased.

The use of an aerator is shared with Trumbull Country Club.

Water softener is leased.

Easement to Ohio Edison Company filed July 30, 2003 as Instrument No. 300307300033033 of Trumbull County Records.

Endress Title

A Division of Lawyers Title Insurance Corporation

195 South Main Street, Suite 202

Akron OH 44308

(330) 376-0000

FAX: (330) 873-9529

Title Insurance Commitment

Order No:	NO049927AC

Reference No:	127546

Effective Date:	June 26, 2003 at 6:59 a.m.

Schedule A

1.	Policies

a.	Policy to be Issued:

ALTA Loan Policy (10/17/1992)

Proposed Insured:       To be determined

Amount of Insurance: $To be determined

b.	Policy to be Issued:

ALTA Owner’s Policy (10/17/1992)

Proposed Insured:       To be determined

Amount of Insurance: $To be determined

2.	The estate or interest in the land described or referred to in this Schedule and covered herein is a Fee Simple and title thereto is at the effective date hereof vested in:

Squaw Creek Properties, Inc., by deed filed May 27, 1938 and recorded in Volume 400, Page 513, of the Trumbull County Records.

3.	The land referred to in this Report is described in Exhibit “A” attached hereto and made part hereof.

Countersigned:

BY: [GRAPHIC APPEARS HERE]
Authorized Officer or Agent

Order No:	NO049927AC

Reference No:	127546

Schedule B Section 1

Requirements

THE FOLLOWING REQUIREMENTS MUST BE MET:

1.	This Title Insurance Commitment (the “Commitment”) is issued pursuant to the Agreement to Issue Policy contained on the American Title Association (1966) front cover form (“The Form”) and is subject to the Conditions and Stipulations stated therein, all of which are incorporated herein. If this copy of the Commitment is not accompanied by the Form, a copy of the Form may be obtained from this Company upon request.

2.	Instruments necessary to create the estate or interest to be insured must be properly executed, delivered and duly filed for record. Any instrument of conveyance creating an insured interest must comply with local rules on descriptions and conveyances pursuant to Sections 315.251 and 319.203 of the Ohio Revised Code.

3.	Payment of the full consideration to, or for the account of the grantors or mortgagors should be made.

4.	Payment of taxes, charges, and assessments levied and assessed against subject premises, which are due and payable.

5.	Receipt of proof of corporate status, or limited liability company status, or partnership status, and all agreement(s), and necessary consents, authorizations, resolutions, notices and corporate/company/partnership actions have been conducted, given or properly waived relating to the transaction to be insured, including entity resolution(s) authorizing and designating appropriate officers/members/or partners to execute any and all necessary documents.

6.	Survey satisfactory to the Company be provided, if survey exceptions are to be deleted.

7.	Owners/Sellers Affidavit covering matters of title in a form acceptable to the Company.

8.	Further exceptions and/or requirements may be made upon review of the proposed documents and/or upon further ascertaining the details of the transaction.

Order No:	NO049927AC

Reference No:	127546

Schedule B Section 2

Exceptions

The policy or policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company:

1.

2.	Assessments, if any, not yet certified to the County Auditor.

3.	Rights or claims of parties other than Insured in actual possession of any or all of the property.

4.	Easements or claims of easements not shown by the public records, boundary line disputes, overlaps, shortages in area, encroachments, and any matters not of record which would be disclosed by an accurate survey and inspection of the premises.

5.

6	No liability is assumed for tax increases occasioned by retroactive revaluation change in land usage, or loss of any homestead exemption status for insured premises.

7.	Any inaccuracy in the specific quantity of acreage contained on any survey if any or contained with the legal description of premises insured herein.

8.	Reservations, restrictions, covenants, limitations, easements, and/or conditions, as established in instrument, filed for record April 10, 1923, in Volume 295, Page 270, of the Trumbull County Records.

9.	Easement to State of Ohio, filed for record August 16, 1954, in Volume 601, Page 450, of the Trumbull County Records.

10.	Easement to Ohio Edison Company, filed for record April 6, 1960, in Volume 753, Page 270, of the Trumbull County Records.

11.	Easement to Ohio Edison Company, filed for record May 26, 1970, in Volume 913, Page 522, of the Trumbull County Records.

12.	Oil and Gas Lease by and between Squaw Creek Properties, Inc. and Trumbull Resources, filed for record July 28, 1983, in OR Volume 147, Page 118, of the Trumbull County Records.

NOTE: FOR FURTHER CONDITIONS, SEE RECORD. THIS COMPANY HAS MADE NO FURTHER EXAMINATION UNDER THE ABOVE INSTRUMENT.

13.	Oil and Gas Lease by and between Squaw Creek Properties, Inc. and Trumbull Resources, filed for record July 28, 1983, in OR Volume 147, Page 128, of the Trumbull County Records.

NOTE: FOR FURTHER CONDITIONS, SEE RECORD. THIS COMPANY HAS MADE NO FURTHER EXAMINATION UNDER THE ABOVE INSTRUMENT.

14.	Oil and Gas Lease by and between Squaw Creek Properties, Inc. and Trumbull Resources, filed for record July 28, 1983, in OR Volume 147, Page 138, of the Trumbull County Records.

NOTE: FOR FURTHER CONDITIONS, SEE RECORD. THIS COMPANY HAS MADE NO FURTHER EXAMINATION UNDER THE ABOVE INSTRUMENT.

15.	Oil and Gas Lease by and between Squaw Creek Properties, Inc. and Trumbull Resources, filed for record July 28, 1983, in OR Volume 147, Page 148, of the Trumbull County Records.

NOTE: FOR FURTHER CONDITIONS, SEE RECORD. THIS COMPANY HAS MADE NO FURTHER EXAMINATION UNDER THE ABOVE INSTRUMENT.

16.	Oil and Gas Lease by and between Squaw Creek Properties, Inc. and Trumbull Resources, filed for record March 21, 1986, in OR Volume 284, Page 312, of the Trumbull County Records.

NOTE: FOR FURTHER CONDITIONS, SEE RECORD. THIS COMPANY HAS MADE NO FURTHER EXAMINATION UNDER THE ABOVE INSTRUMENT.

17.	Oil and Gas Lease by and between Squaw Creek Properties, Inc. and Trumbull Resources, filed for record March 21, 1986, in OR Volume 284, Page 320, of the Trumbull County Records.

NOTE: FOR FURTHER CONDITIONS, SEE RECORD. THIS COMPANY HAS MADE NO FURTHER EXAMINATION UNDER THE ABOVE INSTRUMENT.

18.	Water Line Easement to Squaw Creek Properties, Inc., filed for record July 23, 1992, in OR Volume 698, Page 330, of the Trumbull County Records.

19.	Taxes for the year of 2003, and thereafter, which are not yet due and payable. The

County Treasurer’s General Tax Records for the tax year 2002 are as follows:

PPN 16-182790 (as to Lot 15)

Taxes for the first half are paid.

Taxes for the second half are a lien, now due and payable.

Per half amount $20,617.64.

PPN 16-182800 (as to Lot 16)

Taxes for the first half are paid.

Taxes for the second half are a lien, now due and payable.

Per half amount $779.40.

20.	Payment of county taxes and/or special assessments, if applicable, currently due and payable.

Order No:	NO049927AC

Reference No:	127546

Exhibit “A”

Situated in the Township of Vienna, County of Trumbull and State of Ohio:

And known as being a part of Lot Numbers Fifteen and Sixteen (15 and 16) of the Original Survey of said Township, bounded and described as follows:

Beginning at an iron pin on the Easterly line of the State Road from Youngstown to Dorset, said iron pin being located South 86 deg. 31’ East, Thirty-three (33) feet from an iron pin at the Southwesterly corner of Lot No. 16 placed in the public highway;

Thence from said point of beginning North 3 deg. 48’ East, along the Easterly line of said State Road a distance of Five Hundred Twenty-nine and Ninety-nine Hundredths (529.99) feet to an iron pin, said pin is witnessed North 85 deg. 39’ West, Thirty-three (33) feet to an iron pin in the public highway located on the Westerly line of said Lot No. 16;

Thence South 85 deg. 39’ East, along the Northerly line of Squaw Creek Land Company’s land, the same being also the Southerly line of lands now or formerly owned by Matilda Everett, a distance of Four thousand Eight hundred Seventy and Twenty Hundredths (4870.20) feet to an old stone monument located on the Easterly line of Lot No. 16, said stone corner is witnessed North 61 deg. 29’ West, Eight and Seven Hundredths (8.07) feet to tack and two blazes in Maple Tree D 7” and North 10 deg. 36’ West, Twenty and Forty-six Hundredths (20.46) feet to tack and two blazes in Maple Tree D 6”;

Thence South 3 deg. 43½’ West, along the Easterly line of Lots Numbers 16 and 15 a distance of One Thousand Four Hundred Sixty-seven and Fifty-nine Hundredths (1467.59) feet to an old iron pin at the Southwesterly corner of the Mary J. Stewart farm in Lot No. 8.

Thence South 4 deg. 4½ West, further along the Easterly line of Lot No. 15, a distance of Five Hundred Twenty-four and Sixty-nine Hundredths (524.69) feet to an iron pin and corner, said corner is witnessed South 38 deg. 31’ West, Thirty-two and Forty-nine Hundredths (32.49) feet to a tack and two blazes in Maple Tree D 12” and North 50 deg. 53’ West Eleven Thirty-one Hundredths (11.31) feet to tack and two blazes in small Hickory Tree D 2”;

Thence North 85 deg. 58’ West, across the lands of Squaw Creek Land Company, a distance of Four Thousand Eight Hundred Fifty-two and Forty-two Hundredths (4852.42) feet to an iron pipe and corner on the Easterly line of said the State Road hereto more mentioned;

Thence North 3 deg. 10’ East, along the Easterly line of said State Road a distance of One Thousand Four Hundred Eighty-nine and Sixty-five hundredths (1489.65) feet to the place of beginning and contains Two Hundred Twenty-four (224) acres of land, as shown by survey made by D. Wise, C.E., dated November 1922, to which reference is hereby made.

Be the same more or less, but subject to all legal highways.

Youngstown Kingsville Road

Vienna, Ohio 44473

PPN: 16-182790 (as to Lot 15)

V/L Youngstown Kingsville Road

Vienna, Ohio 44473

PPN: 16-182790 (as to Lot 16)

EXHIBIT D

LITIGATION

None

EXHIBIT G

RIGHTS WITH RESPECT TO FACILITIES

Incorporated by reference are all encumbrances disclosed in the title insurance commitment attached at Exhibit C.

Lou Greco’s right to house under employment agreement

Rental Application, Lease and Receipts Agreement between Squaw Creek Properties, Inc. and Rebecca Carroll signed April 5, 2002 (now month-to-month)

MVSC’s right to occupy the Facilities pursuant to the terms of the Provisions of Working Relationship with Mahoning Valley Sports Charities dba Giant Eagle LPGA Classic executed by Squaw Creek Country Club on November 1, 2000

EXHIBIT H

Contracts

Agreement between Louis M. Greco and Squaw Creek Country club dated December 15, 2000

Rental Application, Lease and Receipts Agreement between Squaw Creek Properties, Inc. and Rebecca Carroll signed April 5, 2002 (now month-to-month)

Provisions of Working Relationship with Mahoning Valley Sports Charities dba Giant Eagle LPGA Classic executed by Squaw Creek Country Club on November 1, 2000

Letter agreement between Squaw Creek Country Club and Scott Karabin dated December 19, 2002

Oil and gas leases described in title insurance commitment attached to Exhibit C

Mandy Matsouris agreement regarding promotion to Clubhouse Manager dated November 27, 2002

Commercial Music Service Agreement between TCI and Squaw Creek Country Club dated February 3, 1995 (now month-to-month)

Rental Fleet Agreement between GC Supply, Inc. and Squaw Creek Country Club dated April 29, 2003 and lease quotation dated August 30, 2001

Customer Service Contract between Holowid’s Specialty Linens and Squaw Creek Country Club dated February 6, 2003.

Lease of mail machine and scale from Pitney Bowes Credit Corporation

Document Management Agreement between ComDoc and Squaw Creek, Inc. dated March 6, 2001

Lease of 2000 Ford Explorer used by Lou Greco

Agreement with Trumbull Country Club for shared use and ownership of aerator

Lease for water softener (month-to-month)

Agreement with Liberty Racquet Club/Cathy Ballas for tennis program (year-to-year)

EXHIBIT I

SECURITY AGREEMENT AND FINANCING STATEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made and entered into as of the              day of October, 2003, by and between TBG, Inc., an Ohio corporation (“Debtor”), and Squaw Creek Properties, Inc., an Ohio corporation (“Secured Party”).

R E C I T A L S:

A. Debtor and Secured Party have entered into that certain Lease of even date herewith (the “Lease”) pursuant to which Secured Party has granted to Debtor a leasehold in substantially all of the assets used in the operation of Squaw Creek Country Club (the “Business”).

B. As an inducement to Secured Party to enter into the Lease, Debtor has agreed to grant Secured Party a security interest in certain assets used in the operation of the Business to secure certain obligations of Debtor under the Lease.

NOW, THEREFORE, in consideration of the premises, the mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in and to all Debtor’s fixtures, furnishings, machinery, equipment and other personal property dedicated to the Facilities (as such term is defined in the Lease) including all substitutions and replacements of the foregoing, and excluding personal property relating to the two residential dwellings on the Demised Premises (as such term is defined in the Lease) (such property hereinafter referred to as the “Collateral”). Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as in effect in the State of Ohio from time to time.

2. Obligations Secured. The security interest granted by Debtor to the Secured Party hereunder shall secure Debtor’s obligations to make the Required Improvements as provided in the Lease and to return the Personalty and Facilities (including the Personalty and fixtures comprising Improvements) to Secured Party free of all liens, claims and encumbrances except as identified on Exhibit C of the Lease upon the expiration or earlier termination of the Lease (the “Obligations”). All capitalized terms used in this Section 2 and not specifically defined herein shall have the meaning given to such terms in the Lease.

3. Financing Statements. Debtor hereby authorizes Secured Party to execute and cause to be filed any and all necessary Financing Statements (as defined in and pursuant to the Uniform Commercial Code in effect in the State of Ohio) with regard to the Collateral.

4. Continuing Agreement. This is a continuing Agreement and will continue in effect until the Obligations have been performed and fully made.

5. Organization of Debtor. Debtor warrants to Secured Party that it is a registered Ohio corporation. Debtor warrants that its exact legal name is as set forth in the first paragraph of this Agreement. Debtor will notify Secured Party thirty (30) days prior to a change of its organizational status or the state of its incorporation, or its name.

6. Corporate Acknowledgement. Debtor acknowledges and represents that it is duly authorized to enter into this Agreement.

7. Disposition of Collateral. Debtor shall not sell, assign, transfer, grant, give away, hypothecate, pledge or in any manner dispose of or encumber the Collateral and/or Secured Party’s rights with respect to the Collateral until the Obligations have been fully performed, without the prior consent of Secured Party, which consent shall not be unreasonably withheld; provided, however, that Debtor may sell or dispose of Collateral (free of the lien created hereby) in the ordinary course of its business, including as items of Collateral are replaced or rendered obsolete, without the prior consent of Secured Party or any further action on the part of Secured Party. Secured Party hereby gives Debtor full power and authority on Secured Party’s behalf to file partial releases and execute such other documents necessary to release the lien created by this Agreement with respect to Collateral sold or disposed of in compliance with this Section 7.

8. Default. Debtor may retain possession of the Collateral and use it as permitted by this Agreement so long as the Debtor is not in default hereunder. Debtor shall be considered to be in default of this Agreement if Debtor is in default under Section 25.01(c) of the Lease and/or Secured Party is entitled to exercise its rights under Section 25.02 of the Lease after complying with the provisions of Section 25.03 thereof.

9. Waiver. Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Secured Party, or any course of dealing between Secured Party and Debtor shall constitute a waiver of any of Secured Party’s rights or of any of Debtor’s obligations as to any future transactions. Whenever the consent of Secured Party is required under this Agreement, such consent shall not be unreasonably withheld. The granting of such consent by Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

10. Notices. All notices required to be given under this Agreement shall be given in writing and shall be provided to the addresses set forth in the notices section of the Lease or such other address as a party may give notice of in accordance with this section. Notice shall be personally delivered, delivered by facsimile with proof of receipt, or delivered by certified United States mail, postage prepaid.

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11. Entire Agreement. This Agreement, the Financing Statements and the documents referred to therein represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior negotiations and understandings, if any, between the parties with respect to the subject matter hereof and thereof.

12. Further Assurances. Debtor shall take such acts and actions, and execute and deliver such documents and instruments as Secured Party may reasonably request from time to time to assure Secured Party of the security interests, liens, and rights granted herein, and the perfection of such security interest and liens.

13. Severability. In the event that any of the terms or provisions of this Agreement are determined to be unenforceable by any court of competent jurisdiction, the parties to this Agreement shall consider such terms or provisions amended and modified so as to eliminate such invalidity or unenforceability and all other terms and provisions shall remain in full force and effect as originally written.

14. Binding Effect. Subject to the restrictions on assignment contained in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

15. Amendments. No amendment or variation of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto.

16. Headings. The paragraph headings contained herein are for convenience only and shall not in any way affect the interpretation or enforceability of any provision hereof.

17. Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof. The parties agree that any action with respect to an alleged breach of this Agreement will be brought in the federal or state courts located in Trumbull County, Ohio, and the parties hereby consent to being subject to the jurisdiction of such courts and to have any such proceeding take place in Trumbull County, Ohio.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

DEBTOR:

TBG, INC.

By:

Its:

SECURED PARTY:

SQUAW CREEK PROPERTIES, INC.

By:

Its:

4

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Joy A. Moxon            330-535-5711

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Joy A. Moxon

Brouse McDowell

106 S. Main Street, Suite 500

Akron, Ohio 44308

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
1a. ORGANIZATION’S NAME

OR	TGB, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME			SUFFIX

1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE		COUNTRY

One American Way			Warren	OH	44484-5555		U.S.

1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Ohio	1g. ORGANIZATIONAL ID #, if any 861805		☐	NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME			SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE		COUNTRY

2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐	NONE

3. SECURED PARTY’S NAME (or NAME of TOTALASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

OR	Squaw Creek Properties, Inc.
	3b INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME			SUFFIX

3c MAILING ADDRESS			CITY	STATE	POSTAL CODE		COUNTRY

c/o Dale Damioli, President, 1340 Virginia Trail			Youngstown	OH	44505		U.S.

4. This FINANCING STATEMENT covers the following collateral:

All Debtor’s fixtures, furnishings, machinery, equipment and other, personal property dedicated to the Facilities (as such term is defined in that certain lease between Debtor and Secured Party signed October 7, 2003 (the “Lease”)), including all substitutions and replacements of the foregoing, and excluding personal property relating to the two residential dwellings on the Demised Premises (as such term is defined in the Lease).

5. ALTERNATIVE DESIGNATION [if applicable]:	☐LESSEE/LESSOR	☐CONSIGNEE/CONSIGNOR	☐BAILEE/BAILOR	☐SELLER/BUYER	☐AG, LIEN ☐	NON-UCC FILING

6.☐ THIS FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]			7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA FILING OFFICE COPY - UCC FINANCING STATEMENT (FORM UCC1) (REV, 05/22/02)

EXHIBIT J

MANAGEMENT OBLIGATIONS

1. Subject to payment of applicable dues, each Squaw Creek Country Club member (regardless of category of membership) electing to continue as a member as of the Commencement Date (a “SCCC Member”) will be eligible for membership in any of the Avalon Lakes Golf Club (“Avalon”) membership categories (i.e., family, social, individual) and enjoy the right to use the facilities of Avalon and Squaw Creek.

2. The initiation fee for membership in the Avalon Lakes Golf Club will be waived for each SCCC Member.

3. TENANT will offer to hire all SCCC employees employed by SCCC as of the Commencement Date. No assurance is made by TENANT of the continued employment of any person accepting TENANT’S employment offer.

4. TENANT will assume the employment agreement with Lou Greeco, subject to Article 35 of the Lease.

5. If TENANT does not elect to continue SCCC’s relationship with Scott Karabin with respect to the operation of the SCCC pro shop, TENANT shall purchase Mr. Karabin’s saleable inventory at cost.

6. TENANT will assume the rights and responsibilities of SCCC, LANDLORD, and Squaw Creek Tournaments, Inc. under those certain Provisions of Working Relationship with Mahoning Valley Sports Charities dba Giant Eagle LPGA Classic executed by SCCC on November 1, 2000, subject to Article 34 of the Lease.

7. TENANT shall host a golf outing for the Jewish Community Center on an annual basis, free of course rental charges.

8. The current schedule of Avalon membership rights, privileges and costs is attached hereto as Schedule 1. LANDLORD acknowledges that such Schedule is subject to change, except that no changes shall be in contravention of the provisions of this Exhibit as they apply to SCCC Members.

9. Until December 31, 2006, TENANT will set aside tee times from 7:00 a.m. to 9:00 a.m. on Saturdays and Sundays at the Squaw Creek course for the use of all Avalon members. TENANT will substitute the Avalon Lakes or other comparable course if Squaw Creek is unavailable for any reason. During the aforementioned Saturday and Sunday time intervals, SCCC Members will have at least one (1) week reservation priority for the Squaw Creek course over other Avalon members. Until December 31, 2006, women SCCC Members will have a similar reservation priority for an agreed upon two (2) hour interval on Tuesdays at the Squaw Creek course.

10. TENANT will maintain the name Squaw Creek in an agreed upon fashion.

11. There will be no charge to SCCC Members for bag transfer between Squaw Creek and Avalon Lakes.

12. No year end assessments for SCCC Members.

13. No minimum purchase requirements for SCCC Members.

14. Golf carts at Avalon Lakes and Squaw Creek shall be equipped with GPS or comparable system, which is included in Avalon’s golf cart fee through 2006. SCCC Members electing membership under Plan 1, Plan 2 or the family golf plan shall have no golf cart fee at the Squaw Creek course through 2006.

15. Annual dues increases for SCCC Members shall be capped at 5% through 2005.

16. TENANT will honor any Squaw Creek events booked prior to September 15, 2003, and set forth on Schedule II.

17. Avalon will form a social committee which will include representation from Squaw Creek’s social members.

18. Smoking inside the Squaw Creek clubhouse will be limited to the bar only.

19. House charges will be permitted to SCCC Members.

20. Squaw Creek restaurant/bar and club operation open year-round, subject to reasonable use.

21. No additional charges to SCCC Members for use of tennis courts.

22. Golf members will enjoy all social membership privileges.

23. Squaw Creek tennis courts and pool will be maintained for three (3) years; thereafter, subject to reasonable use.

24. Women’s card room at Squaw Creek will remain open year-round through 2006

Schedule 1

The Avalon Lakes Golf & Country Club

Dues and Fees Schedule for 2003

Membership Programs	Annual Dues	Golf Fees Avalon Lakes		Golf Fees Squaw Creek		Walk/ Caddy	Bag Storage/ Inter- Club Transfer	Driving Range	Fitness Facility- Lakes	Swim/ Tennis- Creek	Annual Locker Rental	Year End Assess- Ments	Minimum Purchase Require- ments
		Golf	Cart	Golf	Cart
Family Plans
—Member & Spouse/ Children	$4,000	$0	$15	$0	$0	Yes	Included	Included	Included	Included	$190	None	None
—Social	$1,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Included	Included	$190	None	None

Individual Plans
Plan 1	$3,000	$0	$15	$0	$0	Yes	Included	Included	Included	Included	$190	None	None
Plan 2	$2,400	$20	$15	$0	$15	Yes	Included	Included	Included	Included	$190	None	None
Plan 3	$1,000	$50	$15	$25	$15	Yes	Included	Included	Included	Included	$190	None	None
Social -Individual	$500	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Included	Included	$190	None	None
Accompanied Guest Fees		$60	$15	$40	$15	Yes	Included	Included	N/A	Included	Included	N/A	N/A
Unaccompanied Guest Fees		$85	$15	$50	$15	Yes	Included	Included	N/A	Included	Included	N/A	N/A
Public Rates		$135	$15	$85	$15	Yes	N/A	Included	N/A	N/A	Included	N/A	N/A

3

EXHIBIT K

MANAGEMENT AND INDEMNIFICATION AGREEMENT

MANAGEMENT AND INDEMNIFICATION AGREEMENT

THIS MANAGEMENT AND INDEMNIFICATION AGREEMENT (“Agreement”) is entered into as of this              day of October, 2003, by and between Squaw Creek, Inc., an Ohio nonprofit corporation (“Owner”) and TBG, Inc., an Ohio corporation (“Manager”).

R E C I T A L S:

A. Owner is the holder of that certain D4 liquor permit duly issued by the Department of Liquor Control of the State of Ohio (the “Department”), known as Liquor Permit No. 8458287, (the “Liquor Permit”), for use at the restaurant and bar at Squaw Creek Country Club located at 761 Youngstown Kingsville Rd. SE, Vienna, Ohio 44473 (the “Property”).

B. Pursuant to that certain Lease, of even date herewith, between Squaw Creek Properties, Inc., an Ohio corporation (“Properties”), of which Owner is a majority shareholder, and Manager (the “Lease”), Properties has agreed to lease all of the assets and business operations of Squaw Creek Country Club (the “Business”) to Manager. Manager intends to continue to use the Liquor Permit at the Property upon commencement of the Lease.

C. Owner desires to engage Manager’s services to manage and operate the Business for the time period necessary for the Department to approve the transfer of the Liquor Permit to Manager, on the condition that Manager agrees to indemnify and hold Owner harmless from any and all claims, causes of action, damages and liabilities asserted against or incurred by Owner as a result of Manager’s operation of the Business.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Term. Owner shall permit Manager to continue to operate the Business for and on behalf of Owner for the time period commencing the day and year first above written until such time that the Liquor Permit is legally transferred to Manager (the “Management Term”). The Management Term is subject to earlier termination upon any of the following events:

(a) Manager obtains a new D5 or D6 permit from the Department for use at the Property; or

(b) Thirty (30) days after Owner delivers a written notice of default to Manager following a material breach of this Agreement by Manager; or

(c) Owner and Manager agree in writing to terminate this Agreement.

2. Responsibilities of Manager. Manager shall have the following responsibilities with regard to the operation of the Business during the term of this Agreement:

(a)	Manage and supervise the operation of the Business, including the sale of beer, wine, and liquor, in a proper businesslike and lawful manner;

(b)	Purchase all necessary beverages, supplies, and products.

(c)	Keep a substantially complete set of books and records which shall show all business transacted;

(d)	Pay all expenses of operating the Business, including, without limitation, all wages, payroll taxes, sales taxes, worker’s compensation and unemployment compensation premiums, federal unemployment taxes, permit fees, vendor’s fees, utilities and rent due for the Business incurred in the course of Manager’s operation of the Business, whether during or after the Management Term.

(h)	Comply with all federal, state and local laws, rules and regulations pertaining to the operation of the Business and to wages, hours and conditions of employment. All fines or penalties chargeable by reason of Manager’s violation of any law applicable to the Liquor Permit shall be paid by Manager, except (1) those fines, penalties, “watch” fees, or taxes of any description existing at or before the date of this Agreement; and (2) fines, penalties, fees, or taxes of any description imposed after the date of this Agreement but that were caused by actions at or before the date of this Agreement. Manager further agrees not to cause a suspension, revocation, or cancellation of the Liquor Permit;

(i)	Hire, fire and control of the conduct of all employees of the Business and supervise all personnel having duties incident to the operation of the Business;

(j)	Prepare and file all tax returns or reports relating to the operation of the Business under this Agreement, including, without limitation, worker’s compensation, unemployment compensation, federal unemployment taxes, federal and state income withholding taxes, permit fees and vendor fees.

4. Compensation. Manager shall retain one hundred percent (100%) of the net profits and any and all other economic benefits related to the Business during the Management Term.

5. Agency. With respect to the performance of the services hereunder, the acquisition of all inventory and contracting for services and other merchandise required by law in the operation of the Business, Manager shall be acting as Owner’s agent. Manager’s authority in this regard is limited to purchasing inventory in the ordinary course of business in a reasonable businesslike manner and on reasonable and customary terms and conditions.

6. Insurance. As of the commencement of the Management Term, Manager shall maintain a public liability insurance policy with coverage to include alcohol service liability and with limits not less than the limits set forth in the public liability insurance policy maintained by Owner for the operation of the Business for the time period immediately preceding the effective date of this Agreement.

7. Indemnification. Manager hereby agrees to indemnify and hold Owner harmless from any and all claims, losses, causes of action, damages and liabilities asserted against or incurred by Owner as a result of Manager’s operation of the Business under this Agreement. Owner agrees that should it receive notice of any claim, action or demand with respect to any matter to which it is entitled to be indemnified under this Agreement, Owner will immediately provide written notice thereof to Manager. Manager shall then have the right to contest and defend, by all appropriate legal or other proceedings such claim, action or demand, provided that:

(a)	Written notice of the intention of Manager to contest and defend such claim, action or demand shall be delivered to Owner within fifteen (15) days from the date Manager received notice from Owner of its request to be indemnified;

(b)	Manager shall pay all expenses in connection with the defense of such claim, action or demand;

(c)	The defense of such claim, action or demand shall be undertaken by attorneys chosen by Manager but which are reasonably acceptable to Owner. Notwithstanding anything to the contrary, Owner shall have the right to participate in such proceedings and to be represented by additional attorneys of its own choosing, but such additional attorneys shall be at Owner’s own cost and expense.

If Manager does not elect to contest or defend any such claim, action or demand, Manager and Owner shall be bound by the results obtained by Owner, including any out-of-court settlement or compromise.

If requested by Manager, Owner agrees to fully cooperate in the defense of any such claim, action or demand which is being contested or defended and, if applicable, Owner agrees to cooperate in making any counterclaim which Manager deems advisable.

Manager agrees that the foregoing indemnity shall survive any termination of the Management Term or this Agreement, no matter what the cause of the termination.

8. Limitation of Liability. OWNER AND MANAGER AGREE THAT UNDER NO CIRCUMSTANCE SHALL EITHER PARTY BE HELD LIABLE OR RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY MANNER RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT.

9. Relationship of the Parties. Manager’s authority shall be derived wholly from this Agreement and Manager shall have no authority to act for or represent Owner, except as herein specified. This Agreement constitutes a management agreement only and shall not be construed to create a joint venture or partnership between the parties hereto.

10. Miscellaneous.

(a)	Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original instrument, but all of which together shall constitute one instrument.

(b)	Other Agreements. This Agreement supersedes any other agreements, written or oral, that may have been made or entered into by the parties before the date hereof relating to management of the Business. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement.

(c)	Assignment. Neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

(d)	Modification of Agreement. No change, alteration, or modification of this Agreement shall be effective unless in writing and signed by the parties.

(e)	Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the parties have set their hands on the day and year first above written.

Signed in the Presence of:	TBG, Inc.

By:

Its:

Squaw Creek, Inc.

By:

Its: